Exhibit 99.1

Contact Information
Dr. Roger Harrison	CEO	(610) 458-6200
Jack E. Stover	President and COO	(610) 458-6200
Lawrence M. Christian	CFO and Vice President - Finance	(610) 458-6200
Ira Weingarten/Steve Chizzik	Equity Communications	(805) 897-1880

ANTARES PHARMA ANNOUNCES APPOINTMENT OF

DR. PAUL K. WOTTON TO ITS BOARD OF DIRECTORS

Exton, Pennsylvania – August 17, 2004 – Antares Pharma, Inc. (OTCBB: ANTR), announced today that Dr. Paul K. Wotton was appointed to the Company’s Board of Directors effective August 16, 2004.

Dr. Wotton is President and CEO of Topigen Pharmaceuticals Inc., a biotechnology company based in Montreal that is focused on developing novel therapeutics for the treatment of respiratory diseases. Prior to joining Topigen, Dr. Wotton was Global Head of Business Development at SkyePharma PLC, the world’s leading independent drug delivery company. Under his guidance, SkyePharma implemented several important business development transactions, including what was the largest drug delivery transaction at that time with Endo Pharmaceuticals (reported potential value of $120m). Additionally, Dr. Wotton served as Vice President of Corporate Development for Eurand and Vice President of Business Development for Penwest Pharmaceuticals Co.

Commenting on the appointment, Dr. Roger G. Harrison, Chief Executive Officer of Antares Pharma, said, “Dr. Wotton brings a complementary knowledge to our Board owing to his experience in development of proprietary drugs as well as building business relationships with pharmaceutical companies. His experience will be invaluable to us as we aggressively develop our specialty pharmaceutical business focus while continuing to establish corporate partnering programs with our technology platforms.”

Dr. Wotton added, “I look forward to working with the team at Antares Pharma as the company continues to execute its ambitious growth plans. Antares Pharma has several strong technology platforms which can be used to develop novel products to meet significant healthcare needs.”

The Company also announced that Dr. Philippe Dro, a member of the Board of Directors since 2001, had resigned in order to commit greater time to his position as Chief Executive Officer of EndoArt SA.

About Antares Pharma

Antares Pharma is an emerging specialty pharmaceutical company leveraging its experience in drug delivery systems to enhance product performance of established and developing drugs. The Company’s current technology platforms include transdermal (Advanced Transdermal Delivery ATD™) gels, disposable mini-needle injection systems (Vibex™), reusable needle-free injection systems (VISION® and Valeo™), and fast-melt oral (Easy Tec™) tablets. The Company currently has active partnering programs with several pharmaceutical and distribution companies for a number of indications and applications, including diabetes, growth disorders, obesity, female sexual dysfunction and other hormone therapy.

Antares Pharma currently distributes its needle-free injector systems in more than 20 countries and markets the same technology for use with human growth hormone through licensees in most major regions of the world. Licensees also market an ibuprofen gel using Antares Pharma’s ATD™ technology in several major European countries. In addition, Antares Pharma is undertaking development or is conducting research on several product opportunities that will form the basis of its specialty pharma program. Antares Pharma’s corporate headquarters is in Exton, Pennsylvania, with subsidiaries performing research, development, manufacturing and product commercialization activities in Minneapolis, Minnesota and Basel, Switzerland.

Statements included in this press release that are not historical in nature are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The Company cautions readers that forward-looking statements are subject to certain risks and uncertainties, which could cause actual results to differ materially and which are identified from time to time in the Company’s reports filed with the U.S. Securities and Exchange Commission. Antares Pharma claims the protection of the Safe Harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

For more information, visit Antares Pharma’s web site at www.antarespharma.com. Information included on the Company’s website is not incorporated herein by reference or otherwise.